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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



PARENT
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Heartland Bancshares, Inc.

                                         PERCENTAGE   STATE OF
SUBSIDIARIES (1)                            OWNED   INCORPORATION
----------------                         ---------- -------------

Heartland National Bank                      100%   United States


SUBSIDIARIES OF HEARTLAND NATIONAL BANK
---------------------------------------

Herrin First Service Corporation             100%   Illinois
